EXHIBIT 10.24.1

THIS THIRD AMENDMENT AGREEMENT (2000 L/C) (this “Agreement”) is dated as of May 1, 2007, by and between West Valley MRF, LLC, a California limited liability company (the “Borrower”) and Union Bank of California, N.A. (the “Bank”) and is being entered into in connection with the following:

A. The Bank and the Borrower are party to a Reimbursement Agreement dated as of May 1, 2000, as amended by that certain First Amendment Agreement dated as of January 1, 2003 and that certain Extension and Amendment Agreement dated as of May 5, 2005 (as so amended, the “Reimbursement Agreement”) pursuant to which the Bank has issued its Irrevocable Letter of Credit No. 306S232758, dated May 16, 2000 (as heretofore amended, the “Letter of Credit”) in favor of BNY Western Trust Company, as Trustee. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Reimbursement Agreement.

B. Under Section 1(g) of the Reimbursement Agreement, the Borrower is required to make monthly deposits into the Deposit Account, to optionally redeem a portion of the Bonds each year and to use the monies in the Deposit Account to reimburse the Bank for draws on the Letter of Credit made in connection with such optional redemptions. The Borrower has requested that, for the remaining term of the Letter of Credit, the Bank waive the requirement for such deposits into the Deposit Account and the requirement that the Borrower cause there to be an optional redemption of the Bonds. The Bank has approved this request subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Bank and the Borrower do hereby agree as follows:

1. Effective as of the Effective Date (as defined below), the Bank and the Borrower agree that anything in the Reimbursement Agreement to the contrary notwithstanding, the Borrower shall not be required to make any regular monthly deposits into the Deposit Account nor shall the Borrower be required under Section 1(g) of the Reimbursement Agreement to cause there to be any optional redemption of the Bonds. This Agreement and such written consent may be executed in counterparts and the Bank may accept execution of counterparts via facsimile transmission.

2. The Borrower hereby represents and warrants to the Bank as follows:

(a) No Default or Event of Default under the Reimbursement Agreement, the Deed of Trust or any Related Document has occurred and is continuing;

(b) The execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary company action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Deed of Trust constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, without defense, counterclaim or offset; and

(c) All representations and warranties of the Borrower under the Reimbursement Agreement and the Deed of Trust are true and correct fully as if made on the date hereof.

3. When both of the following conditions precedent have been satisfied or waived by the Bank, this Agreement will be deemed effective as of May 1, 2007 (“Effective Date”):

(a) The Bank has received from the Borrower a counterpart of this Agreement duly executed by the Borrower together with a fully executed copy of a Guarantors’ Acknowledgment and Consent in form and substance satisfactory to the Bank; and

(b) All representations and warranties of the Borrower contained herein and in the Reimbursement Agreement are true and correct as of the Effective Date and no Event of Default, and no event which with notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing under the Reimbursement Agreement.

4. This Third Amendment Agreement may be executed in multiple counterparts which taken together shall constitute one and the same document. As modified hereby, the Reimbursement Agreement is hereby ratified, approved and confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the Bank and the Borrower have executed this Third Amendment Agreement effective as of the date first set forth above.

WEST VALLEY MRF, LLC, a California limited liability company

By:	Kaiser Recycling, LLC, a Delaware limited liability company, member

	By:	/s/ James F. Verhey
Name: James F. Verhey
Title: Vice President

By:	West Valley Recycling & Transfer, Inc., a California corporation, member

	By:	/s/ Cole Burr
Name: Cole Burr
Title: President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Myra Juetten
Name: Myra Juetten
Title: Vice President